Exhibit 15.1

www.bdo.in

Magnum Global Park,
Floor 21, Sector 58,
Golf Course Extension Road,
Gurugram 122011, INDIA

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements of Yatra Online Inc:

- Registration Statement (Form S8 No. 333-218498) pertaining to the 2006 Share Plan and 2016 Stock option and Incentive Plan
- Registration Statement (Form F3 No. 333-256442) as amended pertaining to registration of securities under the Securities Act of 1933, as amended

of our reports dated July 31, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Yatra Online, Inc. (the Company) appearing in the Company's Annual Report on Form 20-F for the year ended March 31, 2025. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting as of March 31, 2025.

BDO INDIA LLP

BDO India LLP
Gurugram, India
July 31, 2025